UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2014

Chemtura Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		19103 06749 (Zip Code)

 (203) 573-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on September 26, 2012, Chemtura Corporation (“Chemtura” or the “Company”) entered into a Business Transfer Agreement (“BTA”) with Solaris Chemtech Industries Limited (“Solaris Chemtech”), an Indian Company, and Avantha Holdings Limited (“Avantha”), an Indian Company and the parent of Solaris Chemtech (Solaris Chemtech and Avantha are collectively referred to as “Solaris”). Under the BTA, Chemtura agreed to purchase from Solaris certain assets used in the manufacture and distribution of bromine and bromine chemicals. Effective September 15, 2014, the BTA was terminated due to the inability to satisfy certain conditions precedent to closing and the changes in bromine market conditions since 2012. Neither party incurred any early termination penalties.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	EVP, General Counsel & Secretary

Date: September 17, 2014